CERTIFICATION PURSUANT TO RULE 30a-2(b) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Report of Kiewit Investment Fund LLLP (the "Registrant") on Form N-CSR (the "Report"), each of the undersigned officers of the Fund does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the period presented in the Report.

Dated: November 18, 2008

By: /s/ Robert L. Giles, Jr.
Robert L. Giles, Jr., President
and Chief Executive Officer

By: /s/ Denise A. Meredith
Denise A. Meredith, Treasurer
and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to Kiewit Investment Fund LLLP (the “Fund”) and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.